UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): September 5th 2002

SECURE ENTERPRISE SOLUTIONS INC.

(formerly Newsgurus.com, Inc.)

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-27397

(Commission File Number)

98-0204280

(I.R.S. Employer Identification Number)

Suite 615

18 Wynford Drive

Toronto, Ontario

M3C 3S2

(Address of principal executive offices, including zip code)

(416) 441-4046

(Registrant's telephone Number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Items 1, 2, 3, 4, 5, 6, 7 and 9 are not applicable and are omitted from this report.

Item 8. Change in Fiscal Year.

By resolution dated September 5th 2002, the Registrant's board of directors changed the Registrant's fiscal year end from June 30 to April 30. The Registrant will be filing the first Form 10KSB for its new fiscal year ending April 30, 2003 on or before July 29, 2003. The Registrant will be filing a 10QSB for its first new first fiscal quarter ended July 31, 2002 on or before September 16th, 2002.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2002 Secure Enterprise Solutions Inc.

Per: /s/ Chris Bunka

Chris Bunka, Vice President and Director